                                                                       Exhibit 4




    COMMON STOCK                MID-AMERICAN              COMMON STOCK

      NUMBER                     ALLIANCE                     SHARES

INCORPORATED UNDER             CORPORATION            SEE REVERSE FOR CERTAIN
THE LAWS OF MISSOURI                                DEFINITIONS AND RESTRICTIONS

                                                         CUSIP 59522X 10 2

THIS CERTIFIES THAT


IS THE OWNER OF


    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.10 PAR VALUE, OF

                       MID-AMERICAN ALLIANCE CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.

Dated:                [Mid-American Alliance Corporation

       /s/ Julie Byrd             CORPORATE               /s/ Harold D Woodward
           SECRETARY                 SEAL                     PRESIDENT
                                   MISSOURI]



Countersigned and Registered:
         CENTRAL TRUST BANK
         (Jefferson City)
               TRANSFER AGENT AND REGISTRAR
BY
                       AUTHORIZED SIGNATURE